          EXHIBIT 10.3: FORM OF INCENTIVE STOCK OPTION AWARD AGREEMENT

                                     FORM OF
                     INCENTIVE STOCK OPTION AWARD AGREEMENT
           FOR THE UNITED COMMUNITY BANCORP 2006 EQUITY INCENTIVE PLAN

         This Award Agreement is provided to ________________ (the "Participant") by United Community Bancorp (the "Company") as of _________, the date the Compensation Committee (the "Committee") granted the Participant the right and option to purchase Shares pursuant to the United Community Bancorp 2006 Equity Incentive Plan (the "2006 Plan"), subject to the terms and conditions of the 2006 Plan and this Award Agreement:

         1.       OPTION GRANT:                      You have been granted an INCENTIVE STOCK OPTION
                                                     (referred to in this Agreement as your "Option").
         2.       NUMBER OF SHARES
                  SUBJECT TO YOUR OPTION:            ___________ shares of Common Stock ("Shares"),
                                                     subject to adjustment as may be necessary pursuant to
                                                     Article 10 of the 2006 Plan.

         3.       GRANT DATE:                        ___________

         4.       EXERCISE PRICE:                    You may purchase Shares covered by your Option at
                                                     a price of $_______ per share.

         Unless sooner vested in accordance with Section 2 of the Terms and Conditions (attached hereto) or otherwise in the discretion of the Committee, the Options shall vest (become exercisable) in accordance with the following schedule:

   Continuous Status        Percentage of      Number of Shares
    as a Participant        Option Vested/      Available for
    after Grant Date       Number of Shares      Exercise          Vesting Date
    ----------------       ----------------      --------          ------------

    Less than 1 year          _____               _____                ______
              1 year          _____               _____                ______
             2 years          _____               _____                ______
             3 years          _____               _____                ______
             4 years          _____               _____                ______
             5 years          _____               _____                ______


         IN WITNESS WHEREOF, United Community Bancorp, acting by and through the Compensation Committee of the Board of Directors, has caused this Award Agreement to be executed as of the Grant Date set forth above.

                                      UNITED COMMUNITY BANCORP


ACCEPTED BY PARTICIPANT:              By:
                                         ---------------------------------------
                                         On behalf of the Compensation Committee

--------------------------
[Name]

--------------------------
Date

TERMS AND CONDITIONS

1. GRANT OF OPTION. The Grant Date, Exercise Price and number of Shares subject to your Option are stated on page 1 of this Award Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the 2006 Plan. The Company intends this grant to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended.

2. VESTING OF OPTIONS. The Option shall vest (become exercisable) in accordance with the vesting schedule shown on page 1 of this Award Agreement. Notwithstanding the vesting schedule on page 1, the Option will also vest and become exercisable:

         (a) Upon your death or Disability during your Continuous Status as a Participant; or

         (b)      Upon a Change in Control.

3. TERM OF OPTIONS AND LIMITATIONS ON RIGHT TO EXERCISE. The term of the Option will be for a period of ten (10) years, expiring at 5:00 p.m., Eastern Time, on the tenth anniversary of the Grant Date (the "Expiration Date"). To the extent not previously exercised, the vested portion of your Option will lapse prior to the Expiration Date upon the earliest to occur of the following circumstances:

         (a) Three (3) months after the termination of your Continuous Status as a Participant for any reason other than your death or Disability.

         (b) Twelve (12) months after termination of your Continuous Status as a Participant by reason of Disability.

         (c) Twelve (12) months after the date of your death, if you die while employed, or during the three-month period described in subsection (a) above or during the twelve-month period described in subsection (b) above and before the Option would otherwise lapse. Upon your death, your beneficiary (designated pursuant to the terms of the 2006 Plan) may exercise your Option.

         (d) At the end of the remaining original term of the Option, if your employment is involuntarily or constructively terminated within twelve (12) months of a Change in Control. Options exercised more than three (3) months after your termination date will be treated as Non-Statutory Stock Options for tax purposes.

         The Committee may, prior to the lapse of your Option under the circumstances described in paragraphs (a), (b), (c) or (d) above, extend the time to exercise your Option as determined by the Committee in writing and subject to federal regulations. If you return to employment with the Company during the designated post-termination exercise period, then you will be restored to the status as a Participant that you held prior to termination, but no vesting credit will be earned for any period you were not in Continuous Status as a Participant. If you or your beneficiary exercises an Option after your termination of service, the Option may be exercised only with respect to the Shares that were otherwise vested on the date of your termination of service.

4.       EXERCISE OF OPTION. You may exercise your Option by providing:

         (a) a written notice of intent to exercise to [NAME] at the address and in the form specified by the Committee from time to time; and

         (b) payment to the Company in full for the Shares subject to the exercise (unless the exercise is a cashless exercise). Payment for such Shares can be made in cash, Company common stock ("stock swap"), a combination of cash and Company common stock or by means of "cashless exercise" (if permitted by the Committee).

5. BENEFICIARY DESIGNATION. You may, in the manner determined by the Committee, designate a beneficiary to exercise your rights under the 2006 Plan and to receive any distribution with respect to this Option upon your death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the 2006 Plan is subject to all terms and conditions of this Award Agreement and the 2006 Plan, and to any additional restrictions deemed necessary or appropriate by the Committee. If you have not designated a beneficiary or none survives you, the Option may be exercised by the legal representative of your estate, and payment will be made to your estate. You may change or revoke a beneficiary designation at any time, provided the change or revocation is filed with the Company.

6.       WITHHOLDING.

         (A)    EXERCISE OF INCENTIVE
                STOCK OPTION:
                                            There are no regular federal or
                                            state income or employment tax
                                            liabilities upon the exercise of an
                                            Incentive Stock Option (SEE
                                            INCENTIVE STOCK OPTION HOLDING
                                            PERIOD), although the excess, if
                                            any, of the Fair Market Value of the
                                            shares of Common Stock on the date
                                            of exercise over the Exercise Price
                                            will be treated as income for
                                            alternative minimum tax ("AMT")
                                            purposes and may subject you to AMT
                                            in the year of exercise. PLEASE
                                            CHECK WITH YOUR TAX ADVISOR.

         (B)    DISQUALIFYING DISPOSITION:

                                            In the event of a disqualifying
                                            disposition (described below), you
                                            may be required to pay United
                                            Community Bancorp or its Affiliates
                                            (based on the federal and state
                                            regulations in place at the time of
                                            exercise) an amount
                                            sufficient to satisfy all federal,
                                            state and local tax withholding.

         (C)    INCENTIVE STOCK OPTION
                HOLDING PERIOD:
                                            In order to receive Incentive Stock
                                            Option tax treatment under Section
                                            422 of the Code, you may not dispose
                                            of Shares acquired under an
                                            Incentive Stock Option Award (i) for
                                            two (2) years from the Date of Grant
                                            and (ii) for one (1) year after the
                                            date you exercise your Incentive
                                            Stock Option. YOU MUST NOTIFY THE
                                            COMPANY WITHIN TEN (10) DAYS OF AN
                                            EARLY DISPOSITION OF COMMON STOCK
                                            (I.E., A "DISQUALIFYING
                                            DISPOSITION").

7. LIMITATION OF RIGHTS. This Option does not confer on you or your beneficiary any rights as a shareholder of the Company unless and until Shares are in fact issued in connection with the Option exercise. Nothing in this Award Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate your service at any time, nor confer upon you any right to continue in the service of the Company or any Affiliate.

8. STOCK RESERVE. The Company shall, at all times during the term of this Award Agreement, reserve and keep available a sufficient number of Shares to satisfy the requirements of this Award Agreement.

9. RESTRICTIONS ON TRANSFER AND PLEDGE. You may not pledge, encumber, or hypothecate your rights or interests in this Option to or in favor of any party other than the Company or an Affiliate, and the Option shall not be subject to any lien, obligation, or liability of the Participant to any other party other than the Company or an Affiliate. You may not assign or transfer the Option, other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code, if such Section applied to an Option under the 2006 Plan. Only you or a permitted transferee may exercise the Option during your lifetime.

10. PLAN CONTROLS. The terms contained in the 2006 Plan are incorporated into and made a part of this Award Agreement and this Award Agreement shall be governed by and construed in accordance with the 2006 Plan. In the event of any actual or alleged conflict between the provisions of the 2006 Plan and the provisions of this Award Agreement, the provisions of the 2006 Plan will control.

11. SUCCESSORS. This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Award Agreement and the 2006 Plan.

12. SEVERABILITY. If any one or more of the provisions contained in this Award Agreement is invalid, illegal or unenforceable, the other provisions of this Award Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included in the Award Agreement.

13. NOTICE. Notices and communications under this Award Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

                           United Community Bancorp
                           92 Walnut Street
                           Lawrenceburg, Indiana 47025
                           Attn:   Compensation Committee

         or any other address designated by the Company in a written notice to the Participant. Notices to you will be directed to your address, then currently on file with the Company, or to any other address that you provide in a written notice to the Company.